Exhibit 10.1
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is entered into on August 16, 2010 (the “Effective Date”), by and among U.S. Aerospace, Inc., a Delaware corporation formerly known as New Century Companies, Inc. (the “Seller”), and David Duquette and Joseph Czikmantori, individuals residing in Los Angeles, California (each, a “Buyer” and collectively, the “Buyers”).
RECITALS
A. Seller owns all of the outstanding capital stock of New Century Remanufacturing, Inc., a California corporation (the “Company”).
B. Company is operated by Buyers as the sole officers and directors of the Company, and is engaged in the business of manufacturing and remanufacturing specialized machining tools, vertical boring mills, Vertical Turning Centers, lathes and attachments under the trade name Century Turn, including acquiring, re-manufacturing and selling pre-owned CNC machines and providing rebuilt, retrofit and remanufacturing services for machine tools (collectively, the “Business”), at 9831 Romandel Avenue, Santa Fe Springs, California 90670 (the “Premises”).
C. Subject to the terms and conditions set forth herein, Seller desires to sell to Buyers, jointly, and Buyers desire to acquire from Seller, the Company, and jointly and severally to assume all of the liabilities in connection with the ownership of the Company, the operation of the Business, and the occupation of the Premises.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree to the foregoing and as follows:
ARTICLE 1
SALE AND PURCHASE
1.1 Stock Purchase. As of the Effective Date, Buyers hereby purchase and acquire, and Seller hereby quit claims, sells, transfers and assigns to Buyers, jointly, all interests of Seller in all capital stock of the Company, and all associated goodwill.
1.2 Files and Records. Buyers shall retain possession of all files and other records of Company (collectively, the “Records”), and at any time on or after the Effective Date shall make all such Records available to Seller for inspection and copying upon reasonable notice. For the sake of clarity, such Records shall not include any and all corporate books and records of the Seller, its minute book, records of directors’ and stockholders’ actions, stock transfer records, governmental and regulatory filings, tax returns and correspondence with any taxing agencies, corporate seal, accounting records, bank statements, and all other records of Seller.

1.3 Liabilities. The Company shall be sold and conveyed to Buyers inclusive of all liabilities arising out of or relating to the ownership of the Company, the operation of the Business, and the occupation of the Premises (collectively, the “Liabilities”) and of all related liens, security interests, restrictions, prior assignments, claims and encumbrances of any kind or type (collectively, the “Liens”). It is expressly understood and agreed that the Liabilities shall include, without limitation, and that the Buyers shall be solely and completely responsible, jointly and severally, and the Seller shall not be liable, for any of the obligations or liabilities of Company of any kind or nature, including, without limitation, any of the following debts, duties, liabilities, or obligations, that arose with regard to Seller prior to the Effective Date, or arose or will arise out of or relating to the Company, the Business and/or the Premises at any time before or after the Effective Date: (i) payroll expenses or liabilities; (ii) any tax whatsoever, including, without limitation, any withholding obligation, tax liability, fees or other assessments owed to the U.S. Internal Revenue Service, the California Franchise Tax Board, the State of California, or any other local, state, federal, or other government or governmental agency; (iii) product liability; (iv) loans secured by Company assets or any portion thereof; (v) any liability whatsoever to current or former employees, including, without limitation, sick leave, vacation benefits, health care benefits (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended), other accrued employee benefits, or employee liability claims, all of which shall be included within the definition of Liabilities; and/or (vi) rent, damages, attorney fees or any obligation whatsoever to the landlord of the Premises.
1.4 Purchase Price. The purchase price (the “Purchase Price”) paid by Buyers for the Company shall be:
(a) the sum of $1.00;
(b) the assumption by the Buyers of all of Seller’s duties and obligations under or associated with the Company, the Business and/or the Premises; and
(c) the defense and indemnification of the Seller by the Buyers, jointly and severally, from and against any and all of the Liabilities.
ARTICLE 2
RESTRICTIONS ON TRANSFER
Each of the Buyers agrees as follows:
2.1 Restrictions. For a period of one year from the Effective Date, each Buyer will not, and will cause any affiliate not to, without the prior written consent of Seller, which consent may be withheld in its sole discretion, directly or indirectly, sell, transfer, offer to sell or transfer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of common stock of Seller, options or warrants to acquire shares of common stock of Seller, or securities exchangeable or exercisable for or convertible from the shares of common stock of Seller, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act), by Buyers or their affiliates (collectively, “Shares”), or publicly announce an intention to do any of the foregoing. Buyers also agree and consent to the entry of stop transfer instructions with the Seller’s transfer agent and registrar against the transfer of Shares except in compliance with the foregoing restrictions.

2.2 Sales. Notwithstanding the foregoing paragraph, after December 31, 2010, Buyers may sell up to a total of $10,000.00 in Shares each calendar month on a non-cumulative basis.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyers as follows:
3.1 Status. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite power to enter into and complete the transactions contemplated by this Agreement, except as may be limited by principles of equity, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally.
3.2 Authority. All corporate actions necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYERS
Each Buyer, jointly and severally, represents and warrants to Seller as follows:
4.1 Status. The Buyers are individuals with all requisite capacity, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.
4.2 Enforceability. This Agreement has been duly and validly executed and delivered by the Buyers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyers are a party constitute the valid and legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms, except as may be limited by principles of equity, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by the Buyers of this Agreement and the agreements provided for herein, and the consummation by the Buyers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of any law, rule or regulation applicable to the Buyers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyers or Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Buyers are a party or by which the Buyers may be bound, or any indenture, mortgage, deed of trust or other instrument or agreement to which Seller is a party on or before the Effective Date and by which Seller may be bound after the Effective Date.

4.3 Private Placement. Buyers are purchasing the stock of Company for their own account, and not with a view toward resale or distribution thereof. At the time Buyers were offered the stock of Company they were, and at the Effective Date the Buyers are “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Buyers have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment. Buyers are able to bear the economic risk of an investment in the Company and, at the present time, are able to afford a complete loss of such investment. No registration under the Securities Act is required for the offer and sale of the capital stock of the Company by Seller to Buyers as contemplated hereby. Buyers are not purchasing the stock of Company as a result of any advertisement, article, notice or other communication regarding the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
4.4 SEC Reports. The Seller has filed all reports required or permitted to be filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five years preceding the Effective Date, (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included or consolidated in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements of the Company were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
4.5 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in writing to Seller, (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a material adverse effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except as disclosed in the SEC Reports.

4.6 Litigation. Except as disclosed in writing to Seller, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Seller, the Company, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), which could, if there were an unfavorable decision, have or reasonably be expected to result in a material adverse effect. Neither the Company nor the Seller, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, the Seller or the Buyers.
4.7 Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyers and that are necessary for the execution and delivery by the Buyers of this Agreement or any documents to be executed and delivered by the Buyers in connection therewith have been, or prior to the Effective Date will be, obtained and satisfied.
4.8 No Brokers. No broker or finder has acted for the Buyers in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements, or understandings made by or on behalf of the Buyers.
4.9 Compliance with the Law. To the best of each Buyer’s knowledge, the operations of the Company have been conducted in accordance with all applicable laws, regulations, and other requirements of the United States of America and of all states, municipalities, and other political subdivisions and agencies thereof, having jurisdiction over the Company. No Buyer has any knowledge of any notice of any asserted present or past violation of any applicable federal, state or local statute, law, or regulation (including, without limitation, OSHA and environmental laws, any applicable building, zoning or other law, ordinance or regulation) with respect to the Business, the Company of the Premises prior to the Effective Date.
4.10 No Representation. Buyers have served as the sole officers and directors of Company since August 2001, are intimately familiar with the Company, its asset, liabilities, finances, business and operations, and are relying solely on their own personal experience with the Company in making their decision to enter into this Agreement. Buyers acknowledge and agree that Seller does not make and has not made any representations or warranties whatsoever with respect to the Company or the Business.

ARTICLE 5
CONDITIONS TO SELLER’S OBLIGATIONS AT CLOSING
The obligations of the Seller to consummate the transaction contemplated hereby on the Effective Date is subject to the satisfaction on or before the Effective Date of the following conditions by Buyers:
5.1 Representations and Warranties. All representations and warranties of Buyers made herein are true and correct as of the Effective Date.
5.2 Release of Claims. Each Buyer, and substantially all employees of Company since April 1, 2010, shall execute and deliver a General Release, the form of which is attached hereto as Exhibit A, that releases Seller from any and all claims relating to the Company. Notwithstanding the foregoing, the Buyers shall not waive any statutory rights to which they are entitled as former officers or directors of the Seller.
5.3 Shares. All Shares shall be held in record name and certificated form, and no such Shares shall be held in “street name” or electronic form other than at accounts with BMA Securities, or another brokerage acceptable to Seller in its sole discretion, pursuant to irrevocable instructions to comply with the restrictions on transfer set forth in Article 2 of this Agreement. Buyers understand and agree that Seller would be irreparably harmed by violation of this provision, and entitled to immediate and permanent injunctive relief without the necessity of posting any bond
5.4 Resignations. Each Buyer shall resign from any and all capacities with Seller, including without limitation as an officer or director thereof.
ARTICLE 6
INDEMNIFICATION
6.1 Indemnification. From and after the Effective Date, each Buyer, jointly and severally, shall fully, completely and unconditionally indemnify, defend, and hold harmless Seller, its subsidiaries and affiliates, and each of their shareholders, officers, directors, managers, members, partners, employees, representatives, agents, attorneys and assigns, in their individual and representative capacities, (collectively, “Indemnified Parties”), from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs, and expenses, including without limitation reasonable attorneys’ fees, expert witness fees, and related costs and expenses as incurred by any Indemnified Party, including any and all costs associated with defense of any Indemnified Party, or any other claim before a bankruptcy court or other court, trustee, or receiver (collectively, “Claims”), whether such Claims are fixed or contingent, that any Indemnified Party shall incur or suffer, that arise out of, result from, or relate to:
(a) any breach of, or failure by any Buyer to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement;
(b) any liability or claim which may be asserted against Seller arising out of, relating to, or in connection with Sellers’s ownership of the Company prior to the Effective Date, or the Company’s activities, the operation of the Business, or the occupation of the Premises prior to or after the Effective Date;

(c) any of the Liabilities and/or Liens;
(d) Any taxes arising out of or relating to the transaction contemplated by this Agreement; and/or
(e) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity.
6.2 Failure to Defend. If Buyers fail to fulfill their indemnity obligations hereunder in connection or to pay for the defense thereof, the Indemnified Party may engage counsel of its choice, defend and/or settle such Claim, and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys’ fees, incurred in connection therewith.
6.3 Unlawful Detainer. Notwithstanding the foregoing, Seller shall be responsible for the costs of its own counsel to defend Seller only for a period of up to 60 days with regard to the unlawful detainer action filed by the landlord of the Premises; provided, however, that Buyers (a) shall use their best efforts to cause Seller to be dismissed from such litigation as soon as possible, and (b) shall be solely responsible for obtaining counsel to defend Company and Buyers, for all defense costs relating to Company and Buyers, and for all damages or any judgment against any party including Seller.
ARTICLE 7
SURVIVAL
7.1 Survival. The representations, warranties, and indemnifications contained in this Agreement, or in any certificate, agreement, or other document or instrument delivered pursuant thereto, shall survive the Effective Date, any investigation conducted by any party hereto, and any information which any party may receive.
ARTICLE 8
MISCELLANEOUS
8.1 Non-Disparagement. Each of the Buyers agrees that they shall not at any time, in any written or communications with the press or other media, any customer, client, stockholder, investor or supplier of Seller or any of its affiliates, or any other person, criticize, ridicule, or make or encourage any other person to make any statement which disparages, is derogatory of, or is negative toward the personal or business reputation, conduct or practices of Seller, any of its affiliates, or any of their then current or former officers, directors, employees, representatives, agents or attorneys. Buyers understand and agree that Seller would be irreparably harmed by violation of this provision, and entitled to immediate and permanent injunctive relief without the necessity of posting any bond.

8.2 Expenses. Each party hereto shall bear all of his, her, or its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting, and legal fees incurred in connection herewith.
8.3 Further Assurances. From time to time prior to, on and after the date hereof, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the date hereof, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby. The parties hereto shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.
ARTICLE 9
GENERAL PROVISIONS
9.1 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party hereto. In the event of any such assignment by either party, such assignee shall assume in writing, in form and substance reasonably acceptable to the other party hereto, all of the obligations of such assigning party hereunder. For purposes of this Agreement, “Buyers” or “Seller,” as the case may be, shall be deemed to include such assignee and in furtherance thereof, such assignee shall be deemed to have made all of such assigning party’s representations, warranties, covenants, and agreements in this Agreement. Nothing in this Agreement is intended to confer on any person or entity not a party hereto any rights or remedies by reason of this Agreement.
9.2 Amendments; Waivers. The terms, covenants, representations, warranties, and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.
9.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received (i) when personally served, (ii) when received by facsimile transmission, or (iii) when delivered by Federal Express or a similar overnight courier service, expenses prepaid. Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

9.4 Captions; Number and Gender. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.
9.5 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.
9.6 Arbitration. Any disputes, controversies or claims arising out of or relating to this Agreement, or otherwise involving Buyer and Seller, shall be resolved by binding arbitration before a retired judge at JAMS (www.jamsadr.com) or its successor in Los Angeles, California pursuant to its streamlined arbitration rules and procedures. The prevailing party shall be awarded its arbitration, attorney and expert fees, costs and expenses. Judgment on any interim or final award may be entered in any court of competent jurisdiction.
9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
9.8 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
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9.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, which the parties acknowledge have been merged into this Agreement. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth herein. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person’s reliance on any such assurance.
IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Buyers:

David Duquette

Joseph Czikmantori

Seller:

U.S. AEROSPACE, INC.

By:

Its: